UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2014, FirstEnergy Transmission, LLC (FET), a wholly owned subsidiary of FirstEnergy Corp. (FE), issued $600 million aggregate principal amount of its 4.35% Senior Notes due 2025 (2025 Notes) and $400 million aggregate principal amount of its 5.45% Senior Notes due 2044 (2044 Notes, and, together with the 2025 Notes, the Notes).

The Notes were issued pursuant to an Indenture, dated as of May 19, 2014 (Indenture), by and between FET and U.S. Bank National Association, as trustee. The Notes are senior unsecured general obligations and rank, and will rank, equally with all of FET’s other existing and future senior unsecured and unsubordinated indebtedness.

The 2025 Notes will mature on January 15, 2025 and the 2044 Notes will mature on July 15, 2044. Interest on the Notes is payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2015, and will accrue at the rate of 4.35% per annum, in the case of the 2025 Notes, and 5.45% per annum, in the case of the 2044 Notes. The Notes are redeemable, in whole or in part, at FET’s option, at any time prior to October 15, 2024 for the 2025 Notes, and January 15, 2044 for the 2044 Notes, at a “make-whole” redemption price. After October 15, 2024 for the 2025 Notes and January 15, 2044 for the 2044 Notes, the Notes are redeemable at par.

In addition to other customary terms and conditions, the Indenture contains a limitation on liens covenant that restricts the ability of FET to issue, assume, guarantee or permit to exist debt secured by any lien upon any capital stock of any of its subsidiaries without effectively securing all outstanding senior notes issued under the Indenture equally and ratably with that debt (but only so long as such debt is secured). This provision is subject to specified exceptions including that FET may issue secured debt otherwise prohibited up to the greater of 15% of its consolidated net tangible assets or 15% of its total capitalization. The Indenture also contains customary events of default.

FET expects to use the net proceeds from the issuance and sale of the Notes to:

(i)	repay borrowings under its revolving credit facility and the FirstEnergy unregulated company money pool;

(ii)	fund a portion of one or more capital contributions to one or both of its primary operating subsidiaries, American Transmission Systems, Incorporated and Trans-Allegheny Interstate Line Company; and

(iii)	to the extent of any remaining proceeds, for working capital needs and other general business purposes.

In addition to acting as the trustee under the Indenture, U.S. Bank National Association is also a depositary of certain affiliates of FET and FE and a lender under their revolving credit facilities.

The Notes were offered in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 144A and Regulation S thereunder, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This Form 8-K is not an offer to sell the Notes and it is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “will,” “intend,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: The speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency’s Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must-Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building and the steam generator replacement at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising and debt reduction initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors.
Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2014

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

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